EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Cushing Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Cushing Funds Trust for the year ended November 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Cushing Funds Trust for the stated period.

/s/ Daniel L. Spears Daniel L. Spears President Cushing Funds Trust	/s/ John H. Alban John H. Alban Treasurer & Chief Financial Officer Cushing Funds Trust

Dated: February 7, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Cushing Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.